2016 Fourth Quarter Conference Call March 14, 2017 Nasdaq: AFH

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 2 Statements in this presentation, including the information set forth as to the future financial or operating performance of Atlas Financial Holdings, Inc., American Country Insurance Company, American Service Insurance Company, Gateway Insurance Company and/or Global Insurance Company of New York (collectively, “Atlas”), that are not current or historical factual statements may constitute “forward looking” information within the meaning of securities laws. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Atlas, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. When used in this presentation, such statements may include, among other terms, such words as “may,” “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “estimate” and other similar terminology. These statements reflect current expectations, estimates and projections regarding future events and operating performance and speak only as to the date of this presentation. Readers should not place undue importance on forward looking statements and should not rely upon this information as of any other date. These forward looking statements involve a number of risks and uncertainties. Some of the factors facing Atlas that could cause actual results to differ materially from those expressed in or underlying such forward looking statements include: (i) market fluctuations, changes in interest rates or the need to generate liquidity; (ii) access to capital; (iii) recognition of future tax benefits on realized and unrealized investment losses; (iv) managing expansion effectively; (v) conditions affecting the industries in which we operate; (vi) competition from industry participants; (vii) attracting and retaining independent agents and brokers; (viii) comprehensive industry regulation; (ix) our holding company structure; (x) our ratings with A.M. Best; (xi) new claim and coverage issues; (xii) claims payments and related expenses; (xiii) reinsurance arrangements; (xiv) credit risk; (xv) our ability to retain key personnel; (xvi) our ability to replace or remove management or Directors; (xvii) future sales of common shares; (xviii) public company challenges; and (xix) failure to effectively execute our business plan. The foregoing list of factors is not exhaustive. See also “Risk Factors” listed in the Company’s most recent registration statement filed with the SEC. Many of these issues can affect Atlas’ actual results and could cause the actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, Atlas. Readers are cautioned that forward looking statements are not guarantees of future performance, and should not place undue reliance on them. In formulating the forward looking statements contained in this presentation, it has been assumed that business and economic conditions affecting Atlas will continue substantially in the ordinary course. These assumptions, although considered reasonable at the time of preparation, may prove to be incorrect. When discussing our business operations, we may use certain terms of art which are not defined under U.S. GAAP. In the event of any unintentional difference between presentation materials and our GAAP results, investors should rely on the financial information in our public filings. Safe Harbor 2 Corporate Headquarters Elk Grove Village, IL (Chicago suburb) Core Target Markets Taxi / Limo / Livery / Paratransit NASDAQ: AFH At 12/31/2016 At 12/31/2015 Cash and Investments $224.8 million $233.3 million Total Assets $423.6 million $411.3 million Total Atlas Shareholders’ Equity $127.3 million $129.6 million Common Shares Outstanding (includes Restricted Share Units) 12,045,519 12,045,519 Book Value Per Outstanding Common Share $10.54 $10.15

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 3 2016 Year End Financial and Operating Information Gross Written Premium Strengthened Reserves Michigan Related Issues Indicators Current Status • Gross Written Premium generated by the Company for the full year ended December 31, 2016 grew by 7.6% to $225.1 million • After the impact of taxes and of preferred share adjustments related to acquisition agreements, the impact on net income will be approximately $17 million for the fourth quarter and year ended December 31, 2016. • The Company performed a comprehensive review of its reserves as a result of changing loss payment trends identified through year-end actuarial work, and ultimately decided that it was appropriate to strengthen reserves at this time. • “No fault” or “PIP” state • Atlas began seeing significantly increased severity payments and demand amounts in 2016 related to prior years. • Causal issues such as materially higher unemployment and strong hospital lobby, etc. generated significant claims which resulted in settlements in 2016. • Demand amounts in 2016 increased 75% compared to prior years. • Average severity for personal injury protection (“PIP”) coverage, which is mandatory in Michigan, paid in 2016 increased by 115% as compared to 2015. • Attorney represented claims more than doubled year over year to 64% of total Michigan claims. • Approximately 630 Michigan Claims remain open, out of total pending of nearly 11,000 for all states (strengthening is expected to address future liabilities). • Positive trends are emerging in other areas of Atlas’ business based on increased use of analytics. No indicators of new market entry and Company continues to expect price leadership to optimize return on deployed capital via underwriting 2016 Year end Overview

March 14, 2017 Atlas Financial Holdings, Inc. Fourth Quarter Conference Call 4 Reserve Analysis 4 • Continued positive trends on small claims • Improved severity on largest claims  Use of predictive analytics deployed throughout the year would lead to improving results, with full impact in 2017/18  Targeted approach to early resolution • Worse than average result in MI  Attacked with rate  Focused claim efforts  Close dialogue with local counsel • Reserves at low end of range with expectation that positive trends would result in migration to midpoint over time What we believed last year • Small claim severities trended up, consistent with commercial auto but worse than Atlas’ experience as of 12/31/15 • Severity did improve on larger claims and ALAE reductions started to be observed • MI deteriorated much more than expected (especially in second half of 2016) What happened in 2016 • Small claim severities will be monitored to evaluate impact of industry trend  Predictive models in both underwriting and claims are being updated to reflect inflation • Continued improvement on larger losses should result in favorable development • Michigan exposure will continue to be reduced and losses will be contained within strengthened reserves What we expect going forward

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 5 Commercial Auto Insurance Competitive Landscape Rate increases “retrenching” as result of industry reserve strengthening Commercial Auto is the only large segment with rate changes trending up

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 6 Atlas Business Mix 2014 Taxi Limo/Livery Paratransit 2015 Taxi Limo/Livery Paratransit 2016 Taxi Limo/Livery Paratransit Taxi Grew 36% Limo/Livery Grew 362% Paratransit Grew 44% Taxi Shrunk 29% Limo/Livery Grew 39% Paratransit Grew 30%

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 7 December 31, 2016 December 31, 2015 New York $ 69,737 31.0% $ 61,331 29.3 % California 29,784 13.2% 24,592 11.8 % Illinois 12,398 5.5% 11,741 5.6 % Louisiana 10,337 4.6% 11,884 5.7 % Minnesota 9,542 4.3% 11,178 5.3 % Michigan 9,002 4.0% 12,178 5.8 % Nevada 7,966 3.5% 4,536 2.2 % Virginia 7,940 3.5% 7,134 3.4 % Texas 7,881 3.5% 9,462 4.5 % Ohio 5,942 2.6% 6,124 2.9 % Other 54,566 24.3% 49,126 23.5 % Total $ 225,095 100.0% $ 209,286 100.0 % Geographic Diversification 7 7 NY, 31.0% CA, 13.2% IL, 5.5% LA , 4.6% MN , 4.3% MI, 4.0% NV, 3.5% VA, 3.5% TX, 3.5% OH, 2.6% Other, 24.3% NY, 29.3% CA, 11.8% IL, 5.6% LA , 5.7% MN , 5.3% MI, 5.8% NV, 2.2% VA, 3.4% TX, 4.5% OH, 2.9% Other, 23.5% Nationwide market share is estimated at approximately 10%, with proportionate share forecast at 20% Gross premium written by state (in $000) Year Ended Year Ended

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 8 Premium Analysis Taxi premium down approximately 29% in 2016  Began to abate and turn positive in Q1 2017  TNC companies incentivizing drivers to try their service, many start with “ride share” without Commercial Insurance Strong growth from Limo and paratransit  Limo and paratransit still show strong growth at 38.8% and 30.4% yr/yr, respectively from 2015 to 2016  Both Limo and Para increased average per vehicle pricing yr/yr Expectations: Taxi growth will be flat to low single digit % Commercial drivers who migrated to TNCs will pursue commercial insurance Hit ratio for new and renewal business will increase as a result of implementation of targeted predictive analytics

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 9 Operating Leverage (Actual through Q4 2016) STATUTORY Version GAAP Version Continue to hold sufficient capital on hand to self-fund profitable growth in the foreseeable future

Financial Highlights 10

March 14, 2017 Atlas Financial Holdings, Inc. Fourth Quarter Conference Call 11 • In-force premium at December 31, 2016 increased 6.6% to $224.6 million, compared to $210.6 million • Gross written premiums decreased 0.8% to $52.0 million • Decrease was primarily due to a reduction in the Company’s excess taxi and traditional taxi business - this impact began to abate Q3 2016 • Trends positive to date in Q1 2017 Quarterly Premiums Affected by Rate Decisions / Shift in Market Dynamics 2017 Financial Expectations  Relative stability regarding target market with continued growth  Emphasis remains on underwriting profit as priority  Gross Written Premiums expected to improve year over year based on current trends  Expense ratio is a range of 24.5% to 26.5%  Exceed P&C industry Return on Equity (“ROE”) by 500 – 1,000 bps 2016 Q4 Financial and Operating Highlights 11 • Underwriting loss was $25.0 million compared to Underwriting Income of $4.9 million for the same period of the prior year. • Loss was primarily due to claims reserve strengthening related to prior accident years. • Combined Ratio(1) (“CR”) was 156.5% Underwriting Performance • Book value per share improved to $10.54, a YoY increase of 3.8% Book Value (1) Ratios are computed as a percentage of net premium earned.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 12 12 2016 Q4 Financial and Underwriting Results $52.4 $52.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 Q4 2015 Q4 2016 Gross Written Premium $6,026 $(23,220) ($25,000) ($20,000) ($15,000) ($10,000) ($5,000) $0 $5,000 $10,000 Q4 2015 Q4 2016 Income Before Tax $0.34 -$1.13 -$2.00 -$1.50 -$1.00 -$0.50 $0.00 $0.50 Q4 2015 Q4 2016 Earnings per Common Share Diluted $10.15 $10.54 $9.90 $10.00 $10.10 $10.20 $10.30 $10.40 $10.50 $10.60 Q4 2015 Q4 2016 Book Value per Common Share Premium Results GPW decreased by 0.8% to $52.0 million • Overall premium shifted toward limo / paratransit during period • Decrease the result of reductions in the Company’s taxi and non-core lines of business Underwriting Results Combined ratio increased to 156.5% as compared to 88.2% for the prior year period(1) Book Value Growth Atlas has increased book value year over year • $10.54 at 12/31/2016, $10.15 at 12/31/2015 $ in millions except per share data (1) Q4 2016 combined ratio includes 72.9% impact from previously announced claims reserves strengthening related to prior accident years.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 13 Three Month Periods Ended Year Ended December 31, 2016 December 31, 2015 December 31, 2016 December 31, 2015 Loss Ratio: Current accident year 62.8% 55.9% 59.7% 59.1 % Prior accident years 72.9% 5.0% 19.1% 0.1 % Loss ratio 135.7% 60.9% 78.8% 59.2 % Underwriting Expense Ratio: Acquisition cost ratio 13.0% 11.0% 11.0% 12.2 % Other underwriting expense ratio 15.9% 15.3% 15.9% 14.4 % Underwriting expense ratio before expenses related to acquisitions and stock purchase agreements and stock based compensation expenses 28.9% 26.3% 26.9% 26.6 % Expenses (recovered) incurred related to stock purchase agreement ratio (9.0) % — % (3.7) % 1.3 % Share based compensation expense ratio 0.9% 1.0% 0.9% 1.1 % Underwriting expense ratio 20.8% 27.3% 24.1% 29.0 % Total combined ratio 156.5% 88.2% 102.9% 88.2 % Combined Ratio Analysis The table below details the comparisons of each component of the Company's combined ratio for the periods indicated (after accounting for the effect of quota share reinsurance):

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 14 Consistent Quarterly Year/Year Margin Improvement Since 2013 U.S. IPO 14 Combined Operating Ratio 63.9% 62.3% 59.2% 78.8% 30.5% 28.4% 27.8% 23.2% 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 Loss & LAE Ratio Underwriting Expense Ratio 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% Q1 Q2 Q3 Q4 2013 2014 2015 2016 Three Month Periods Ended Dec. 31, 2016 Dec. 31, 2015 Loss ratio 135.7%(1) 60.9 % Underwriting expense ratio 20.8% 27.3 % Combined Operating Ratio 156.5% 88.2% (1) Includes 19.1% impact for the full year 2016 related to claims reserves strengthening related to prior accident years 72.9% impact in Q4 2016 related to claims reserve strengthening on prior accident years For 2016, 19.1% related to claims reserves strengthening on prior accident years: and 3.7% of favorable impact on expenses related to stock purchase agreements.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 15 15 Detailed Impact of Changes to Book Value per Common Share Book value per common share of $10.54 increased by $0.39 relative to December 31, 2015 as follows: ($0.38) decrease related to net income after tax and before items indicated below; $0.07 increase related to the change in net realized investment gains after tax; ($0.02) decrease related to the preferred share dividend liquidation; $0.07 increase related to the change in unrealized gains/losses after tax; $0.13 increase related to share based compensation; and $0.52 increase related to expenses recovered pursuant to stock purchase agreements. $0.39 total increase from December 31, 2015 book value per common share As of: (in '000s, except for shares and per share data) December 31, 2016 December 31, 2015 Atlas shareholders' equity $ 127,342 $ 129,622 Less: Preferred stock in equity - 6,941 Less: Accumulated dividends on preferred stock 333 460 Common equity $ 127,009 $ 122,221 Participative shares: Common shares outstanding 12,023,295 12,015,888 Restricted stock units (RSUs) 22,224 29,631 Total participative shares 12,045,519 12,045,519 Book value per participative share outstanding $ 10.54 $ 10.15

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 16 Impact of Reserve Strengthening on Book Value Proforma Allocation Back to Applicable Year

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 17 Written Premium: In-force 17 At December 31, 2016, in-force premium was $224.6 million and the Company’s gross unearned premium reserve was $113.2 million.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 18 • Attractive investment leverage • Credit Facility: – $5 million one-year revolver, LIBOR + 2.75% ($3.9 million drawn) – $30 million five-year draw facility, LIBOR + 4.5% ($15.5 million drawn) Adverse development protection in-force ($ in millions) December 31,2016 December 31, 2015 Cash and Investments $224.8 $233.3 Total Assets $423.6 $411.3 Claim Reserves (Gross of Reinsurance) (1) $139.0 $127.0 Unearned Premiums $113.2 $108.2 Atlas Shareholders’ Equity $127.3 $129.6 18 (1) Atlas’ purchase of American Country and American Service included $10 million limit of adverse development protection (90% quota share after $1 million) based on reserves as of September 30, 2010, which has not been utilized. Strong Balance Sheet with Availability of Capital to Support Growth

Investment Portfolio

Conservative Investment Approach

- Emphasize preservation of capital, market liquidity to support payment of liabilities and diversification of risk
- Investment duration re-positioned to match core commercial auto reserve liabilities (3.4 years)

Investment Portfolio

- As of December 31, 2016, total cash and invested assets were $224.8 million, of which fixed income consisted of 69.7%
- Predominantly corporate and government bonds
- Average S&P rating of AA
- 28.5% AAA
- 84.6% A or better

Credit ratings of fixed income securities portfolio (in '000s)
As of:

	December 31, 2016		December 31, 2015	
	Amount	% of Total	Amount[1]	% of Total
AAA/Aaa[1]	$ 44,521	28.5 %	$ 44,110	24.0 %
AA/Aa[1]	64,324	41.1 %	83,116	45.2 %
A/A	23,427	15.0 %	28,765	15.7 %
BBB/Baa	22,886	14.6 %	26,512	14.4 %
BB	1,114	0.7 %	1,270	0.7 %
B	215	0.1 %	—	— %
Total Fixed Income Securities	$ 156,487	100.0 %	$ 183,773	100.0 %

Investment Portfolio (12/31/2016) (1)



Equities 3%
Other Investments 17%
Government 17%
Other Asset Backed 8%
Corporate 27%
Mortgage Backed 28%

(1) *In 2016, our external investment portfolio manager switched rating agencies for U.S. Treasury, agency and mortgage backed securities from Fitch or Moody's 'AAA' to S&P 'AA.' As a result, we have restated fair values of these fixed income securities as of December 31, 2015 using the S&P rating for comparative purposes.*

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 19

Conclusion & Outlook 20

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 21 -10 -5 0 5 10 15 20 25 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 Average ISO Recommendation (for period) Atlas Rate Change (Ave) Written Premium: Rate Activity 21 Pricing Relative to ISO

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 22 Incremental Benefit of Predictive Analytics Pricing & Underwriting Use of model increases hit ratios on better than average accounts with use of credit that maintains better than average L/R Expectation is that 2017 premium will include lift from application of model via POS equal to a weighted average adjusted application of actual premium and expected L/R distribution for business written in late 2016.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 23 Incremental Benefit of Predictive Analytics Claims 15% 20% 25% 30% 35% 40% 201012 201112 201212 201312 201412 201512 201612 Spec Inj Type Features vs All Features All States % of Spec to Total Initiatives targeting faster settlement of liability claims, including use of predictive analytics in claims resulted in closure of more claims than opened in 2016 Larger, potentially severe claims were prioritized Allocated Loss Adjustment Expense (“ALAE”) as a percentage of paid claim amounts reduced year over year Year end 2016 claim inventory was lower than 2015, despite growth in overall premium

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 24 Outlook for 2017 Favorable Outlook • Goal is to maximize ROE potential in the current cycle – Strong operating margins – Efficient and scalable capital structure – Operating leverage 24 Core Goal: Across market cycles, our objective is to exceed industry ROE by 500 to 1,000 bps Remain proactive to changing market dynamics – Mobile app dispatch – More cars carrying people / items – In-vehicle technology Company has implemented measures to manage its operating leverage to match that of its business, with the objective of self-funding – $30 Million Line of credit from Fifth Third Bank – Quota share reinsurance – Quarterly shifting of business from traditional taxi premiums to black car / TNCs – Reduced average vehicles per policy expected due to larger percentage of owner operators – $400 to $450 million in written premium is proportionate share – Continued market share expansion in existing states Emphasis on underwriting margin versus top-line growth

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 25 Nasdaq: AFH For Additional Information At the Company: Scott Wollney Chief Executive Officer swollney@atlas-fin.com 847-700-8600 Investor Relations: The Equity Group Inc. Adam Prior Senior Vice President APrior@equityny.com 212-836-9606 25

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 26 Operating Activities: Underwriting (commercial business only: excludes Global Liberty) 26 Current target of 52%. Market conditions continue to show support for mid single digit rate increases (magnitude varies by geography. Note: From Q4 ’15 forward, data is compiled from the newly launched Atlas Xpress (Duck Creek) policy system. The basis for hit ratio now includes additional submission information (not just commercial auto accounts that are quoted) Target of 85% based on current market conditions. Mid single digit rate increases are now being pursued for profitable renewals and desirable new accounts. Less deviation from predictive model (1-4 unit accounts quoted directly via POS using predictive analytics). Hit ratios are strongest in most desired score bands.

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 27 0 1000 2000 3000 4000 5000 6000 7000 8000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec New Vehicles (incls Expiring) Prior Year Operating Activities: Underwriting (commercial business only: excludes Global Liberty) New Business Submissions (Monthly Vehicles Submitted) Vehicles In Force Primary gap relates to lost Taxi business - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Actual Prior Year

March 14, 2017 Atlas Financial Holdings, Inc. 2016 Fourth Quarter Conference Call 28 Atlas Financial Comparison with Industry Pre and Post Adjustment Source of industry data: 2015 Statutory Filings compiled by SNL Financial Atlas Adjusted Results Three Year Average: AFH 59.0% vs. Comm’l Auto 68.3% 930 bps better Five Year Average: AFH 67.8% vs. Comm’l Auto 69.9% 210 bps better 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% P&C Industry Comml Auto Only Atlas Before Adj Atlas After Adj Net Loss and ALAE Ratios AY Comparison Since Atlas U.S. IPO (does not include ULAE) 2013 2014 2015 (1) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Industry Loss Ratio Trends (includes ALAE & ULAE) P&C Comm. Auto (1) - Adj refers to the 2016 claims reserve strengthening (1)